Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated August 28, 2015, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Accuray Corporation on Form 10-K for the year ended June 30, 2015, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statements of the aforementioned reports.

/s/ Grant Thornton LLP

San Francisco, California

November 6, 2015